                                    GUARANTY


     FOR VALUABLE CONSIDERATION, and to induce First Interstate Bank of California ("FICAL") to release from the lien of that certain Mortgage, Deed of Trust, Assignment, Assignment of Production and Security Agreement ("Mortgage"), dated April 22, 1982, by Ogle Petroleum Inc. ("OPI"), et al., to R. T. White, as trustee, and FICAL, and to reconvey to OPI, certain fractional interests in eleven (11) offshore California United States Outer Continental Shelf oil and gas leases heretofore rendered by OPI subject to the Mortgage and more particularly described in Exhibit A appended hereto, in order that the same may be assigned by OPI to Samedan Oil Corporation ("Samedan"), a wholly owned subsidiary of the undersigned, Noble Affiliates, Inc. ("Noble"), free and clear of the lien of the Mortgage, Noble hereby agrees with FICAL as follows:

     1. The term "Obligation" refers to Samedan's obligations to OPT under that certain Agreement ("Agreement"), dated September 24, 1982, by and between Samedan and OPI and to Samedan's obligations to FICAL under that certain Declaration of Covenants, Conditions and Restrictions Affecting Real Property and Mineral Interests Therein ("Declaration"), dated October 25, 1982, by and between FICAL and Samedan and under that certain letter agreement ("Letter Agreement"), dated October 25, 1982, by and among FICAL, Samedan and OPI (the Agreement, the Declaration and the Letter Agreement are hereinafter collectively referred to as "Documents") and is used throughout this Guaranty in its broadest and most comprehensive sense and shall include, without limiting the generality of the foregoing:

          (a) performance and observance of each of the covenants, terms and conditions contained in the Documents and any modifications and amendments of the same on the part of Samedan to be performed or observed; and

          (b) the payment of all monies to be paid to OPI or to FICAL for the account of OPI under the Documents or any modifications or amendments of the same.

Noble shall in no event, however, be required to pay to OPI or to FICAL for the account of OPI hereunder more than the total sum of $40,000,000; and when such sum has been paid by Noble, the Guaranty shall be deemed to have been fully performed and of no further effect. Noble's liability hereunder may under no circumstances be affected or impaired by the existence, from time to time, of Obligations owing by Samedan to OPI in excess of that limited amount herein guaranteed.

      2. Noble hereby unconditionally guarantees and warrants to FICAL the full and faithful performance by Samedan of each and every Obligation.

     3. The obligations may be altered, compromised, accelerated, extended or changed with respect to the time or manner for the performance thereof with or without notice to Noble. No exercise or non-exercise by FICAL of any rights given to it hereby, no dealing by FICAL with OPI, Samedan or any guarantor of an Obligation and no change, retirement or suspension of any right or remedy of FICAL, shall in any way affect any obligation of Noble hereunder or give Noble any recourse against FICAL. Noble hereby waives the benefit of Section 2819 of the California Civil Code and agrees to be bound by this Guaranty irrespective of the occurrence of an event (other than complete performance of the Obligations) which would exonerate, in whole or in part, Noble.

     4. FICAL may waive any default or may fail to assert any rights (including without limitation rights of offset), or grant any other indulgence or concession with respect to all or any part of each Obligation, as FICAL may see fit, and notwithstanding the foregoing, Noble shall remain bound by this Guaranty.

     5. With respect to those Obligations which are for the payment of money this is a guaranty of payment and not of collection, and Noble waives any right to require that any claim or demand be asserted, any remedy available to FICAL be enforced, or any action be brought against Samedan or any other party or require that resort be had to any security or property available to FICAL. In order more fully to effectuate the intent and purpose of this Guaranty, Noble hereby waives the benefit of Section 2845 of the California Civil Code and relinquishes and surrenders the right to require FICAL to proceed against Samedan or to pursue any other remedy in its power.

     6. Until all Obligations have been fully paid and performed, Noble waives any right of subrogation against Samedan. Noble agrees that FICAL may in the event of default herein or in any Obligation, proceed against Noble or Samedan or both in such order as FICAL may deem appropriate and Noble hereby waives the benefit of Sections 2849 and 2850 of the California Civil Code to require FICAL to have recourse to any security held by or for the benefit of it.

     7. Noble shall not be released from liability hereunder if recovery from Samedan of an Obligation is or hereafter becomes barred by any Statute of Limitations or if such liability is or becomes otherwise unenforceable. To the full extent permitted by law, Noble hereby waives, foregoes and agrees not to take advantage of the defense of the Statute of Limitations in any actions hereunder or in any action with respect to any Obligation.

     8. Noble hereby waives: (a) notice of acceptance hereof and of the incurring or contracting of any Obligation; (b) presentment and demand for payment or performance of any Obligation; (c) protest and notice of the dishonor or default to any party with respect to any Obligation;.(d) all other notices to which Noble might otherwise be entitled; and (e) any demand for payment hereunder.

     9. All existing or future indebtedness of Samedan to Noble is hereby subordinated to all of the Obligations. Whenever and for so long as Samedan shall be in default in the performance of an obligation, no payments with respect to any such indebtedness shall be made by Samedan to Noble without the prior written consent of FICAL. Any payment by Samedan to Noble in violation of this provision shall be deemed to have been received by Noble as trustee for FICAL and shall be paid by Noble to FICAL immediately on account of the Obligations.

     10. This Guaranty shall inure to the benefit of FICAL, its successors and assigns and any transferee of any Obligation and shall be binding upon Noble, its legal representatives, successors and assigns.

    11. Noble agrees to pay FICAL without demand reasonable attorneys' fees and all costs and other expenses (including without limitation such fees and costs of litigation, including appeals) incurred by FICAL in collecting or compromising any Obligation or enforcing this Guaranty against Noble, or attempting to do any or all of the foregoing.

     12. Should any one or more of the provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected by such determination.

     13. The rights of FICAL hereunder are cumulative and shall not be exhausted by any one or more exercises of said rights against Noble or other guarantors or by any number of successive actions until and unless all Obligations have been fully paid or performed.

     14. Noble agrees to execute, have acknowledged and delivered to FICAL such other and further instruments as may be reasonably required by FICAL to effectuate the intent and purpose hereof, including without limitation execution and acknowledgement of additional guaranties of the Obligations on forms supplied by FICAL and running in favor of any other entity to whom FICAL may assign the Obligation.

      15. All words used herein in the singular shall be deemed to have been used in the plural when the context or construction so requires.

     IN WITNESS WHEREOF, Noble has executed this Guaranty this 28th day of October, 1982.


                              NOBLE AFFILIATES, INC.


                              By   /S/ ROY BUTLER
                                 -------------------------------------
                                 Roy Butler, President


                                    EXHIBIT A

                                                              Interest Released
                                                  OPI         and Reconveyed
                                               Interest       from Mortgage
   Lease G Date         Lease Desc.            (Percent)      (Percent)
   ------------         -----------           -----------     -----------------
   OCS-P 0320           Blk 54N-84W             11.1420            5.5710
   Sept. 1, 1979        Tr 48-010

   OCS-P 0322           Blk 53N-85W              9.6510            4.8255
   Sept. 1, 1979        Tr 48-014

   OCS-P 0347           Blk 5ON-62W             10.9670            5.4835
   Sept. 1, 1979        Tr 48-064

   OCS-P 0415           Blk 66                  26.0740           13.0370
   July 1, 1981         Tr 53-188

   ocs-P 0416           Blk 67.                 28.0000           14.0000
   July 1, 1981         Tr 53-189

   OCS-P 0421           Blk 110                 26.0740           13.0370
   July 1, 1981         Tr 53-195

   OCS-P 0422           Blk 111                 28.0000           14.0000
   July 1, 1981         Tr 53-196

   OCS-P 0427           Blk 156                 11.6110            5.8055
   July 1, 1981         Tr 53-203

   OCS-F 0429           Blk 197                 10.0000            5.0000
   July 1, 1981         Tr 53-206

   OCS-P 0432           Blks 200 & 201          11.8570            5.9285
   July 1, 1981         Tr 53-209

   OCS-P 0433           Blk 242                 26.8510           13.4255
   July 1, 1981         Tr 53-214
